11
                         SECOND AMENDMENT AGREEMENT

     THIS SECOND AMENDMENT AGREEMENT ("Second Amendment") is entered into as of March 1, 1999, and is among HOLLYWOOD ENTERTAINMENT CORPORATION, an Oregon corporation dba "Hollywood Video" (the "Borrower"), SOCIETE GENERALE, as Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent, the Co-Agents named in the Credit Agreement referred to below, and each of the Lenders, as defined therein, currently party to the Credit Agreement.

                                  RECITALS:

     A. The Borrower, Societe Generale, as Agent, Donaldson, Lufkin & Jenrette Securities Corporation, as Administrative Agent, and Goldman Sachs Credit Partners L.P., as Documentation Agent, the Co-Agents named therein and the Lenders are (or, as described below, were) parties to that certain Revolving Credit Agreement dated as of September 5, 1997, and amended by a First Amendment Agreement dated as of March 31, 1998, providing for a revolving credit facility in the maximum principal amount of $300,000,000 (as from time to time amended, supplemented or restated, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement.

     B. Donaldson, Lufkin & Jenrette Securities Corporation and DLJ Capital Funding, Inc. are no longer parties to the Credit Agreement.

     C. The parties desire to amend the Credit Agreement to modify certain of the terms and conditions of the Loan Documents.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   Definitions.

     1.1 Amendments to Definitions. The definition of each of the following terms is hereby amended to read in its entirety as set forth below:

          "Adjusted EBITDA" means, for any Person for any period, (a) such Person's EBITDA for such period minus (b) all costs of acquisition of Rental Items for Stores for such period, to the extent that (i) such costs of acquisition are accounted for as capital expenditures under GAAP and (ii) such Rental Items were acquired for a particular Store (A) after its opening, or (B) in the case of a Store acquired during such period, after it commences to operate as a Store (i.e., excluding the cost of acquisition of such Store's initial inventory, the intent of the parties being to adjust EBITDA for the recurring costs of keeping a Store in stock, and not for the initial cost of equipping a Store with inventory).

          "Material Subsidiary" means, at any time, each Subsidiary of the Borrower (i) that then has a Net Worth in excess of the lesser of (A) $5,000,000 or (B) 3% of Borrower's Net Worth; but excluding
     (ii) Reel.com, unless it (A) is wholly-owned by the Borrower or one more Affiliates of the Borrower, and (B) has otherwise qualified as a Material Subsidiary for a period of thirty (30) consecutive days, exclusive of days on which Reel.com has on file with the Securities and Exchange Commission a registration statement for the public offering of its common stock that contemplates gross proceeds, in a single closing, of at least $5,000,000, provided that, within the 90 days preceding the date on which the determination is being made, the Borrower has indicated to the Agent in writing that it intends, in good faith, to complete such offering within 90 days after the date of such notice.

          "Rental Items" means videotapes, video discs (regardless of format), videogames, audiotapes and related equipment to the extent that such items were acquired by Borrower (or the relevant Subsidiary) for sale or rental to its customers or are held by Borrower (or the relevant Subsidiary) for rental to its customers.

          "Rental Revenues" means revenues received by the Borrower (on a consolidated basis) for the rental of Rental Items.

     1.2 Additional Definitions. The Credit Agreement is hereby amended by adding thereto, in appropriate alphabetical order, the definitions set forth below:

          "Reel.com" means, collectively, (a) Reel.com, Inc., a Delaware corporation (and any successor corporation resulting from a reincorporation of that Person for the purpose of changing its state of incorporation); (b) any direct Subsidiary of Borrower of which Reel.com, Inc. is a subsidiary (for purposes of this definition only, the "Reel.com Parent"); and (c) any subsidiary of the Reel.com Parent; provided, however, that (x) references to "Reel.com" with respect to a registration statement filed with the Securities and Exchange Commission ("Registration Statement") shall mean such of the foregoing Persons as is identified in the Registration Statement as the "issuer" of the securities covered thereby; and (y) on and after the earlier of (i) the date as of which any Registration Statement is filed, unless and until Borrower elects to terminate, rather than consummate, the public offering contemplated thereby, or (ii) any other transaction consented to pursuant to Section 4 hereof is consummated, "Reel.com" shall mean, collectively, only (1) the "issuer" identified in the Registration Statement and its subsidiaries, or
     (2) the Person whose shares are the subject of such other issuance or disposition and its subsidiaries, as the case may be.

          "Tangible Net Worth" means (a) Net Worth, less (b) all components thereof attributable to intangible assets (determined in accordance with GAAP).

2.   Amendments to Other Provisions.

     2.1 Amendment to Section 2.3.2. Section 2.3.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

               2.3.2 Mandatory Reductions. (a) To the extent that, by the date that is six (6) months after the Borrower's or any Subsidiary's receipt of any Net Available Cash in respect of an Asset Disposition, the Borrower has not reinvested (or caused to be reinvested, by one or more Subsidiaries) such Net Available Cash in Additional Similar Assets (determined on a first-in, first-out basis), or (b) to the extent that such Net Available Cash, when aggregated with all prior Permitted Acquisitions effected with Net Available Cash during the fiscal year in which such Net Available Cash is received, exceeds $50,000,000, on the date such excess Net Available Cash is received (the amount of such unreinvested Net Available Cash, or of such excess Net Available Cash, as the case may be, the "Excess Disposition Proceeds"): the Total Commitment shall be reduced by an amount equal to such Excess Disposition Proceeds.

     2.2 Amendment to Section 5.10.6. Section 5.10.6 of the Credit Agreement is hereby amended to read in its entirety as follows:

               5.10.6 Shareholder, SEC and Government Reports. As soon as available, all reports sent by the Borrower, or any Subsidiary, to its shareholders and all quarterly and annual reports filed by the Borrower, or any Subsidiary, with the Securities and Exchange Commission and each other Governmental Authority having jurisdiction over the Borrower or such Subsidiary.

     2.3 Amendment to Section 5.14. Section 5.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

          5.14 Tangible Net Worth. The Borrower shall maintain at all times a Tangible Net Worth equal to or greater than the sum of:


               (a)  One Hundred Seventy-Five Million Dollars
          ($175,000,000), plus

               (b) Seventy-five percent (75%) of the Borrower's cumulative Net Income for those fiscal quarters of the Borrower ended after September 30, 1998, in which the Borrower's Net Income was greater than zero (but excluding, for purposes of determining Net Income for the fiscal quarter ended December 31, 1998, the effect of the write-down referred to in clause (e) below), plus

               (c) one hundred percent (100%) of the amount, if any, by which the Tangible Net Worth of the Borrower increases after September 30, 1998 as a result of the issuance of common stock or the conversion of debt securities into common stock in connection with the acquisition of another Person (or of some or all of the assets of another Person), plus

               (d) ninety percent (90%) of the amount, if any, by which the shareholders' equity of the Borrower increases after September 30, 1998, as a result of all other issuances of common stock or conversions of debt securities into common stock; minus

               (e) the lesser of (i) $100,000,000, and (ii) the amount by which Borrower writes down the value of its inventory after September 30, 1998, as reflected in Borrower's financial statements for the year ended December 31, 1998.

     2.4 Amendment to Section 6.4. Clause (c) of Section 6.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

     (c) purchase money Liens covering videotapes, video discs or videogames purchased by the Borrower or any Subsidiary in the ordinary course of business, provided that such purchase money Liens do not secure at any time an amount in excess of five percent (5%) of the Borrower's Total Revenues for the period of four fiscal quarters then most recently ended;

     2.5 Amendment to Section 6.6.2. Section 6.6.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

               6.6.2 Make or maintain Investments in Subsidiaries (including Subsidiaries acquired as Permitted Acquisitions); provided that (i) the Borrower's Aggregate Investments in Subsidiaries, other than Reel.com, that are not Material Subsidiaries do not exceed five percent (5%) of the Borrower's Net Worth; (ii) the total assets of all Subsidiaries, determined (on a consolidated basis, where applicable) in accordance with GAAP, but excluding any value accorded under GAAP to the goodwill of Reel.com, do not exceed thirty percent (30%) of Borrower's total assets, determined on a consolidated basis in accordance with GAAP, but excluding any value accorded under GAAP to the goodwill of Reel.com; and (iii) the Borrower's Aggregate Investment in Reel.com, exclusive of goodwill, shall not exceed $55,000,000;

     2.6 Amendment to Section 9.9.2. Section 9.9.2 of the Credit Agreement is hereby amended by adding the following to the end thereof:

     Notwithstanding any other provision of any Loan Document, any action or circumstance, otherwise permitted under the Loan Documents, that requires any waiver, consent or amendment of any documentation governing an issuance of Subordinated Debt shall be prohibited unless such waiver, consent or amendment is obtained prior to the taking or occurrence thereof.

3. Utilization Fee. In addition to the interest and fees heretofore payable under the Loan Documents, the Borrower agrees to pay to the Agent, for the account of the Lenders in proportion to their Percentage Interests, a utilization fee, computed daily at the rate of 0.375% per annum for the period commencing on the date of this Agreement and ending on the Maturity Date, on the aggregate unpaid principal of the Loans, payable in arrears on the last Business Day of each calendar quarter, on the Maturity Date, and on demand after the occurrence of any Default or Event of Default but prior to termination of the Commitments. Computations of the utilization fee shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fee is payable. The utilization fee shall be fully earned as of the day it is due hereunder, and shall be nonrefundable. It shall be treated, for all purposes of the Loan Documents, as a "fee" that accrues and becomes payable under the Credit Agreement.

4. Consent to Issuance or Sale of Common Stock of Reel.com. The Majority Lenders hereby consent to the issuance by Reel.com, or the sale by Borrower, of shares of the common stock of Reel.com, for purposes of Section 6.1(d) of the Credit Agreement; provided that the first such issuance or sale takes place in a single transaction and is for an aggregate consideration, in cash or stock, having a fair market value of at least $5,000,000 and is otherwise effected in compliance with the terms of the Credit Agreement.

5. Effectiveness. The amendments to the terms of the Credit Agreement provided for herein shall become effective, as of March 1, 1999, immediately upon the execution and delivery by the Borrower, the Agent and Majority Lenders of counterparts hereof and payment by the Borrower to the Agent, for the ratable account of the Lenders, of the amendment fee provided for in a separate letter agreement among the Borrower, the Agent and the Documentation Agent with respect to the amendments provided for herein; and each reference herein to the effect that any provision of the Credit Agreement is "hereby amended" shall mean that such provision is so amended, effective upon such execution and delivery.

6. Representations and Warranties. The Borrower represents and warrants to Agent and the Lenders as follows, which representations and warranties shall survive the execution of this Second Amendment: except as set forth in the Borrower Disclosure Letter (which indicates which sections of this Second Amendment or the Credit Agreement are qualified by the disclosures set forth therein, provided that inadvertent failure to indicate all sections of this Second Amendment or the Credit Agreement that a particular disclosure is intended to qualify shall not constitute a breach hereunder):

     6.1 Binding Obligations, Etc. This Second Amendment has been duly executed and delivered by the Borrower and constitutes (and the Credit Agreement, as amended hereby constitutes), and the other Loan Documents when duly executed and delivered will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     6.2 Other Representations and Warranties. Except as set forth in a separate disclosure letter delivered by the Borrower to the Agent prior to the date hereof, each of the representations and warranties of Borrower set forth in Sections 4.1 through 4.17 of the Credit Agreement is true and correct as if set forth herein in full and made on and as of the date hereof.

     6.3 Absence of Defaults. As of the date hereof, no Event of Default or Default has occurred and is continuing.

7.   Miscellaneous.

     7.1 Execution in Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute a single agreement, and shall not become effective until the parties described in Section 5 hereof have executed and delivered this Second Amendment.

     7.2  Limitation; Certain Acknowledgments.

          7.2.1 Except as expressly provided herein, nothing in this Second Amendment shall alter or affect any provision, condition or covenant contained in the Credit Agreement or any other Loan Document, or limit or impair any rights, powers or remedies of the Agent or any Lender thereunder, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby or pursuant to another Loan Document executed and delivered in connection with the transactions contemplated hereby.

          7.2.2 The Borrower acknowledges and agrees that the Obligations, as amended pursuant hereto, are intended to, and shall, continue to constitute "Designated Senior Indebtedness" for all purposes of the High Yield Notes and the Indenture. The Borrower shall designate the Agent as the "Representative" of the Lenders for purposes of the Indenture in accordance with the procedures set forth therein, and shall take such action as may be required from time to time under the Indenture to keep each such designation in effect.

          7.2.3 The Borrower's Obligations with respect to Loans made by any Lender who surrenders its Note for cancellation without requesting the issuance of a replacement Note, or to which no replacement Note is delivered, for whatever reason, shall in no manner be impaired or otherwise adversely affected by such surrender and cancellation, it being the intent of the parties that such surrender shall not effect a release or other discharge of any of such Obligations.

     7.3 Entire Agreement. This Second Amendment, together with the letter agreement referred to in Section 5 hereof, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral communications between the parties with respect thereto.

     7.4 Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of law.
     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers or agents thereunto duly authorized as of the date first written above.


BORROWER:           HOLLYWOOD ENTERTAINMENT CORPORATION


                    By:  /S/DONALD J. EKMAN
                         ------------------
                    Name:  Donald J. Ekman
                    Title:  Senior Vice President


AGENT:              SOCIETE GENERALE


                    By:  MAUREEN E. KELLY
                    Name:  Maureen E. Kelly
                    Title:  Director


DOCUMENTATION
AGENT:              GOLDMAN SACHS CREDIT PARTNERS L.P.


                    By:  /S/STEPHEN B. KING
                         -------------------
                    Name:  Stephen B. King
                    Title:  Authorized Signatory


LENDERS AND
CO-AGENTS:          SOCIETE GENERALE


                    By:  /S/MAUREEN E. KELLY
                         -------------------
                    Name:  Maureen E. Kelly
                    Title:  Director

                    GOLDMAN SACHS CREDIT PARTNERS L.P.


                    By:  /S/STEPHEN B. KING
                         ------------------
                    Name:  Stephen B. King
                    Title:  Authorized Signatory


                    CREDIT LYONNAIS LOS ANGELES BRANCH as a
Co-Agent and a Lender


                    By:  /S/DIANNE M. SCOTT
                         ------------------
                    Name:  Dianne M. Scott
                    Title:  First Vice President and Manager


                    DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR
CAYMAN ISLANDS BRANCH, as a Co-Agent and a Lender


                    By:  /S/SUSAN M. O'CONNOR
                         --------------------
                    Name:  Susan M. O'Connor
                    Title:  Director


                    By:  /S/JEAN HANNIGAN
                         ----------------
                    Name:  Jean Hannigan
                    Title:  Vice President


                    KEYBANK NATIONAL ASSOCIATION,
                    as a Co-Agent and a Lender


                    By:  /S/RICHARD J. AMENY, JR.
                         ------------------------
                    Name:  Richard J. Ameny, Jr.
                    Title:  Assistant Vice President


                    U.S. BANK NATIONAL ASSOCIATION

                    By:  /S/JANET E. JORDAN
                         ------------------
                    Name:  Janet E. Jordan
                    Title:  Vice President


                    THE SUMITOMO BANK, LIMITED


                    By:  /S/SURESH S. TATA
                         -----------------
                    Name:  Suresh S. Tata
                    Title:  Senior Vice President


                    By:__________________________________
                    Name:________________________________
                    Title:_______________________________


                    UNION BANK OF CALIFORNIA, N.A.


                    By:  /S/HAGOP V. JAZMADARIAN
                         -----------------------
                    Name:  Hagop V. Jazmadarian
                    Title:  Vice President


                    VAN KAMPEN
                    PRIME RATE INCOME TRUST


                    By:  /S/JEFFREY W. MAILLET
                         ----------------------
                    Name:  Jeffrey W. Maillet
                    Title:  Senior Vice President & Director


                    THE BANK OF NOVA SCOTIA


                    By:  /S/DARYL K. HAGGE
                         -----------------
                    Name:  Daryl K. Hagge
                    Title:  Officer


                    By:  M. BROWN
                    Name:  M. Brown
                    Title:  Vice President


                    MORGAN GUARANTY TRUST COMPANY


                    By:__________________________________
                    Name:________________________________
                    Title:_______________________________


                    THE MITSUBISHI TRUST AND BANKING
                    CORPORATION


                    By:  /S/TOSHIHIRO HAYASHI
                         --------------------
                    Name:  Toshihiro Hayashi
                    Title:  Senior Vice President


                    THE SAKURA BANK, LTD., SAN FRANCISCO AGENCY


                    By:  /S/YOSHIKAZU NAGURA
                         -------------------
                    Name:  Yoshikazu Nagura
                    Title:  Vice President


                    SUNTRUST BANK CENTRAL FLORIDA, N.A.


                    By:  /S/KIMBERLY S. EVANS
                         --------------------
                    Name:  Kimberly S. Evans
                    Title:  Vice President


                    TRANSAMERICA BUSINESS CREDIT CORPORATION


                    By:  /S/PERRY VAVOULES
                         -----------------
                    Name:  Perry Vavoules
                    Title:  Senior Vice President


                    CITY NATIONAL BANK


                    By:  /S/PATRICK M. CASSIDY
                         ---------------------
                    Name:  Patrick M. Cassidy
                    Title:  Vice President

                    BANQUE WORMS CAPITAL CORPORATION


                    By:__________________________________
                    Name:________________________________
                    Title:_______________________________


                    GENERAL ELECTRIC CAPITAL CORPORATION


                    By:__________________________________
                    Name:________________________________
                    Title:_______________________________


                    FLEET BUSINESS CREDIT CORPORATION
                    (FKA SANWA BUSINESS CREDIT CORPORATION)


                    By:  /S/MARK D. NEWLIN
                         -----------------
                    Name:  Mark D. Newlin
                    Title:  S.V.P.


                    BANKBOSTON


                    By:  /S/RENEE A. ROSS
                         ----------------
                    Name:  Renee A. Ross
                    Title:  Managing Director Credit Derivatives


                    THE TORONTO-DOMINION BANK


                    By:  /S/SONJA R. JORDAN
                         ------------------
                    Name:  Sonja R. Jordan
                    Title:   Mgr. Cr. Admin